Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of NB Manufacturing, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NB Manufacturing, Inc. of our report dated May 17, 2012 on the December 31, 2011 consolidated financial statements of Xhibit, LLC and our reports dated February 3, 2012 on Spyfire Interactive, LLC and Stacked Digital, LLC included in the Form 8-K dated June 7, 2012, filed with the Securities and Exchange Commission.

September 7, 2012

/s/ Farber Hass Hurley LLP
Camarillo, California